Exhibit 99.1

SoftBank’s SVF Investment Corp. 3 Announces Pricing of $280 Million Initial Public Offering

SAN CARLOS, March 8, 2021 /PRNewswire/ — SVF Investment Corp. 3 (the “Company”) announced today the pricing of its initial public offering of 28,000,000 Class A ordinary shares at $10.00 per share. The shares will be listed on the Nasdaq Capital Market (“Nasdaq”) in the United States and trade under the ticker symbol “SVFC” beginning on March 9, 2021.

The Company is sponsored by SoftBank Investment Advisers (“SBIA”), the investment manager to the SoftBank Vision Funds. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses in a technology-enabled sector. The company is led by Ioannis Pipilis, Managing Partner for SBIA, and Navneet Govil, the CFO of SBIA. Michael Carpenter and Michael Tobin will serve on the board as independent directors.

In addition, an affiliate of the sponsor entered into a forward purchase agreement with us on March 8, 2021 that provides for the purchase of up to $200,000,000 forward purchase Class A ordinary shares, for $10.00 per share, in a private placement to close substantially concurrently with the closing of the initial business combination.

Citigroup Global Markets Inc., UBS Securities LLC, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., and Mizuho Securities USA LLC are acting as book-running managers in the offering. The Company has granted the underwriters a 45-day option to purchase up to 4,000,000 additional shares at the initial public offering price to cover over-allotments, if any.

The public offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website http://www.sec.gov; Citigroup Global Markets Inc., c/o 388 Greenwich Street, New York, New York, 10013, Telephone: 1-646-291-1469; UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate, Fax +1 (212) 713-3371; Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Fax: +1 (646) 374-1071; Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com; and Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: Equity Capital Markets.

A registration statement relating to the securities sold in the initial public offering has been declared effective by the U.S. Securities and Exchange Commission on March 8, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For more information, please see www.svfinvestmentcorp.com.

Forward-looking statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About SVF Investment Corp. 3

SVF Investment Corp. 3 is a newly organized blank check company formed by an affiliate of SoftBank Investment Advisers (“SBIA”). Through the SoftBank Vision Funds, SBIA is investing up to $100 billion in many of the world’s leading technology companies, including those we helped take public such as 10X Genomics, Auto1, Beike, DoorDash, Guardant Health, OneConnect, Opendoor, PingAn Good Doctor, Qualtrics, Relay Therapeutics, Seer, Slack, Uber, View, Vir, and ZhongAn Insurance. SBIA’s global reach, unparalleled ecosystem, and patient capital help founders build transformative businesses. SBIA manages one existing blank cheque company, SVF Investment Corp., trading on the Nasdaq Capital Market under the ticker symbol “SVFAU”, “SVFA” and “SVFAW”.

Contacts

For investor inquiries: svfinvestmentcorp@softbank.com

For media inquiries: rowan@softbank.com